                      AGREEMENT FOR PURCHASE OF REAL ESTATE


      THIS AGREEMENT FOR PURCHASE OF REAL ESTATE (the "Agreement") made and entered into as of the Date of Execution, between GROSSMAN'S INC., a Delaware corporation (hereinafter referred to as "Grossman"), having an address at 200 Union Street, Braintree, MA 02184, and ____________, a _________ corporation (hereinafter referred to as "____________"), having its principal offices at ______________________. Grossman and ____________ may be referred to individually as a "Party" and collectively as the "Parties".


                                    RECITALS:

            A. Grossman is the owner of a certain 34.5 acre parcel of real property located in the City of Braintree, County of Norfolk, Commonwealth of Massachusetts, which real property is more particularly described on Exhibit A attached hereto (the "Land");

            B. ____________ desires to purchase from Grossman and Grossman desires to sell and convey to ____________ the Land, together with all buildings, structures, improvements (collectively, the "Improvements"), rights, easements and appurtenances located thereon and appertaining thereto (collectively, the "Appurtenant Rights") (unless otherwise noted, the Land, Improvements and Appurtenant Rights shall hereinafter be referred to collectively as the "Property"), in consideration of the Purchase Price and other covenants herein contained, all as herein set forth; and

            C. ____________ intends to develop the Property as an integrated shopping center (the "Shopping Center");

            NOW, THEREFORE, in consideration of and in reliance on the mutual representations, warranties, covenants, and agreements made herein and the mutual benefits to be derived therefrom, the Parties hereto represent, covenant and agree as follows:

                                    ARTICLE 1

                          DEFINITIONS/PURCHASE AND SALE

      1.1 RECITALS. The facts and statements set forth in the Recitals are true and correct and by reference are herein incorporated and made a part of this Agreement.

      1.2 DEFINITIONS. The capitalized terms in this Agreement shall have the meaning set forth in Article 14, unless the context otherwise requires.

      1.3 PURCHASE AND SALE OF PROPERTY. Subject to the terms and conditions of this Agreement and in reliance upon the covenants, representations, warranties and agreements of Grossman only as set forth in this Agreement, ____________ shall purchase and acquire from Grossman and Grossman shall sell and convey to ____________ the Property. The sale and conveyance of the Property includes all right, title and interest, if any, of Grossman in and to any land lying in the bed of any street or highway opened or proposed, in front of or adjoining the Property, to the center line thereof, and all right, title and interest of Grossman in and to any award made in lieu thereof and in and to any unpaid award for damage to the Property by reason of the change of grade of any street.

                                    ARTICLE 2

                                 PURCHASE PRICE

      2.1 DETERMINATION OF PURCHASE PRICE. At Closing, in consideration for the tender and delivery by Grossman of the Deed to the Property, ____________ shall deliver an amount equal to such sum as computed and determined pursuant to the provisions hereof in immediately available funds in Boston, Massachusetts (the "Purchase Price"), as adjusted by all adjustments, offsets, and prorations, if any, provided for herein. The Purchase Price for the Property shall be Ninety-Five and No/100 Dollars ($95.00) per square foot of Approved Floor Area, subject to the terms and conditions herein. For purposes of this Agreement the term (i) "Floor Area" shall mean and include the area measured from the exterior surface of exterior walls and from the center of common walls on interior demising partitions, but excluding Floor Area associated with the mezzanines not used as selling or display areas, if any, up to a maximum of 10% of the ground Floor Area within the same building (any such mezzanine Floor Area used as selling or display areas or any such mezzanine area not used as selling or display areas and in excess of 10% of the ground Floor Area within the same building, shall be included in the calculation of Floor Area); and (ii) "Approved Floor Area" shall mean and include the square footage of Floor Area within the Shopping Center which has Final Approval by applicable governmental authorities having jurisdiction over the site plan in connection with the approval process associated with the construction of the Shopping Center, provided, however, that such Approved Floor Area shall in no event be deemed to be less than 284,211 square feet. ____________ agrees, during the Permitting Period, to submit and with reasonable due diligence seek Final Approval of the site plan in substantially similar form to that attached hereto as Exhibit B containing 345,000 square feet (within + 5,000 square feet) of Floor Area (the "Site Plan"), provided that (x) ____________ may, at its sole discretion, seek to increase the Floor Area set forth on the Site Plan, and (y) the Floor Area set forth in the Site Plan may be reduced below 345,000 in order that the Site Plan comply with applicable zoning, parking and other land use regulations imposed by governmental authorities or regulations. Further, ____________ may, at its sole discretion, without reducing the Floor Area set forth on the Site Plan, modify the Site Plan by altering the location of buildings and other improvements thereon.

            (a) Approved Floor Area Less Than 284,211 Square Feet. In the event that the Approved Floor Area equals less than 284,211 square feet, Grossman may, in or within thirty (30) days following Final Approval, elect to terminate this Agreement by providing written notice to ____________ ("Grossman's Termination Notice") of such election, subject, however, to the right of ____________, by written notice to Grossman in or within thirty (30) days following Grossman's Termination Notice, to elect to proceed with the purchase of the Property from Grossman for a Purchase Price of Twenty-Seven Million and No/100 Dollars ($27,000,000).

            (b) Approved Floor Area Between 284,211 and 299,999 Square Feet. In the event that the Approved Floor Area equals between 284,211 and 299,999 square feet, ____________ may, by written notice to Grossman within thirty (30) days following Final Approval, elect either to (i) terminate this Agreement, or
(ii) purchase the Property for a Purchase Price equal to the product of Ninety-Five and No/100 Dollars ($95.00) multiplied by the number of square feet of Approved Floor Area.

            (c) Approved Floor Area Equals or Exceeds 300,000 Square Feet. In the event that the Approved Floor Area equals or exceeds 300,000 square feet, ____________ shall, subject to the terms and conditions of this Agreement, be bound and agrees to proceed with the purchase of the Property for a Purchase Price equal to the product of Ninety-Five and No/100 Dollars ($95.00) multiplied by the number of square feet of Approved Floor Area.

      2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

            (a) $200,000 DEPOSIT. In the event ____________ shall not have terminated this Agreement upon the expiration of the "Confidential Investigation Period" (being the period beginning with the Date of Execution and ending one hundred twenty (120) days thereafter, or as such period may be extended pursuant to paragraph 3.3), ____________ shall deliver to Grossman, in immediately available funds in Boston, Massachusetts, the amount of Two Hundred Thousand and No/100 Dollars ($200,000) as a deposit hereunder.

            (b) BALANCE OF PURCHASE PRICE. On or before the Closing Date, ____________ shall deposit into escrow with Escrow Agent an additional sum so that ____________'s total deposit in escrow, plus the Two Hundred Thousand and No/100 Dollars ($200,000) deposit paid by ____________ to Grossman pursuant to paragraph 2.2(a), equals the Purchase Price, as adjusted by any costs or prorations which are ____________'s responsibility under paragraph 8.4.

                                    ARTICLE 3

               CONDITIONS PRECEDENT TO ____________'S PERFORMANCE
             CONFIDENTIAL INVESTIGATION PERIOD AND PERMITTING PERIOD

      3.1 CONFIDENTIAL INVESTIGATION PERIOD. Upon the Date of Execution and throughout the Confidential Investigation Period, ____________ shall in compliance with the provisions of paragraph 11.1, undertake with all reasonable due diligence, at ____________'s sole cost and expense, the inspections, analysis and securing with regard to the Property of the following:

            (a) TITLE COMMITMENT. A title commitment from a recognized title insurance company committed to issue to ____________ on the Closing of an owner's policy of title insurance, subject only to those exceptions, if any, acceptable to ____________, and on terms and conditions satisfactory to ____________ (the "Title Commitment"). Upon issuance of the Title Commitment (a copy of which shall be delivered by ____________ to Grossman), but not prior to the expiration of the Confidential Investigation Period, Grossman's title in and to the Property shall thereafter be deemed satisfactory by ____________ for all purposes, provided, however that on the Closing Date, Grossman's title to the Property shall be in conformity with the Title Commitment and the title company shall issue an owner's policy of title insurance to ____________, at ____________'s sole cost and expense, in conformity with the Title Commitment.

            (b) ENVIRONMENTAL CONDITIONS. A Hazardous Substance site assessment satisfactory to ____________ (the "Environmental Assessment") with respect to the presence of Hazardous Substances, if any, in, on, under or about the Property (the "Environmental Conditions"). Upon issuance of the Environmental Assessment (a copy of which shall be delivered by ____________ to Grossman), but not prior to the expiration of the Confidential Investigation Period, the Property shall thereafter be deemed satisfactory by ____________ with respect to the Environmental Conditions, other than Hazardous Substances which are placed or disposed of in, on, under or about the Property following the date of the commencement of the Permitting Period.

            (c) ALTA SURVEY. An ALTA survey of the Property satisfactory to ____________ certifying that the Improvements on the Property do not encroach onto adjoining lands or onto any easement or right of way and that no improvements on adjoining lands encroach onto the Property and that the Property has access to a public way, and that the Property does not lie within a federally designated flood plain (the "Survey Conditions"). Upon issuance of the survey (a copy of which shall be delivered by ____________ to Grossman), but not prior to the expiration of the Confidential Investigation Period, the Property shall thereafter be deemed satisfactory to ____________ with respect to the Survey Conditions, provided, however, that on the Closing the Property shall be in conformity with the Survey Conditions, other than with respect to the possible construction of a canopy storage facility to be erected by Grossman prior to the Closing in the size and at the location depicted on Exhibit C attached hereto, and constructed of materials described in Exhibit C.

            (d) ENGINEERING CONDITIONS. An inspection report of the Property including, without limitation, soils tests, drainage tests, borings, etc. certifying that the improvements to be constructed by ____________ on the Property comprising the Intended Use may be constructed and maintained at normal and customary costs acceptable to ____________ (the "Engineering Conditions"). Upon issuance of the inspection report (a copy of which shall be delivered by ____________ to Grossman), but not prior to the expiration of the Confidential Investigation Period, the Property shall thereafter be deemed satisfactory to ____________ with respect to the Engineering Conditions.

            (e) UTILITY AVAILABILITY. Satisfactory evidence that all necessary utility services (including storm drains, sanitary sewer, electricity, gas and water) are available in sufficient quantity for the Intended Use and that the provision of said services is in conformity with applicable zoning requirements and has been approved by the appropriate municipal officials and utility companies (the "Utility Availability"). Upon determination by ____________ as to Utility Availability, but not prior to the expiration of the Confidential Investigation Period, the Property shall thereafter be deemed satisfactory to ____________ with respect to Utility Availability.

            (f) ANALYSIS OF NECESSARY APPROVALS. A written analysis by ____________ (the "____________ Analysis") setting forth to the best of its knowledge and belief as of the expiration of the Confidential Investigation Period with respect to the Necessary Approvals. A copy of the ____________ Analysis shall be delivered to Grossman on or before the expiration of the Confidential Investigation Period. The Parties shall confer with respect to the most advantageous strategy to secure the Necessary Approvals, and ____________ shall continuously inform Grossman from time to time as to ____________'s progress regarding securing such Necessary Approvals in sufficient time to permit Grossman to comment and/or attend and participate in hearings and proceedings instituted to secure Necessary Approvals.

      3.2 EXTENSION OF CONFIDENTIAL INVESTIGATION PERIOD. In the event that ____________, in the exercise of reasonable due diligence, shall have been unable to complete the Environmental Assessment during the Confidential Investigation Period (i.e. the period extending one hundred twenty (120) days from the Date of Execution), ____________ may, upon notice given to Grossman (the "____________ Extension Notice") at least ten (10) days prior to the expiration of the Confidential Investigation Period, extend the Confidential Investigation Period for an additional period of up to sixty (60) days (the "Confidential Investigation Period As Extended") solely to complete the Environmental Assessment, and upon delivery of the ____________ Extension Notice, ____________ shall be deemed satisfied and will be conclusively deemed to have waived its rights to object as to any defect as regards the Property as of the date of the ____________ Extension Notice with respect to the Title Commitment, the Survey Conditions, the Engineering Conditions and the Utility Availability.

      3.3 TERMINATION OF AGREEMENT BY ____________ DURING CONFIDENTIAL INVESTIGATION PERIOD. ____________ may, by written notice to Grossman delivered on or before the expiration of the Confidential Investigation Period (or the Confidential Investigation Period As Extended solely with respect to the Environmental Conditions), terminate this Agreement specifying in what manner the Title Commitment, Environmental Conditions, Survey Conditions, Engineering Conditions, Utility Availability and/or Necessary Approvals are unsatisfactory to ____________, in ____________'s sole discretion, whereupon this Agreement shall be deemed null and void and of no further recourse to the Parties hereto. In the event that ____________ shall not terminate this Agreement prior to the expiration of the Confidential Investigation Period, ____________ shall be deemed satisfied and will be conclusively deemed to have waived its rights to object as to any defect as regards the Property as of the date of expiration of the Confidential Investigation Period with respect to the Title Commitment, Survey Conditions, Engineering Conditions, Utility Availability and Environmental Conditions (other than with respect to (x) the Confidential Investigation Period As Extended solely as regards the Environmental Conditions, and (y) Hazardous Substances pursuant to paragraph 5.1(e)).

      3.4 PERMITTING PERIOD - NECESSARY APPROVALS. Upon expiration of the Confidential Investigation Period or the Confidential Investigation Period As Extended, and provided that the Agreement has not been terminated by ____________ pursuant to the provisions of paragraph 3.3, ____________ shall on the Closing Date close the transactions provided for in this Agreement and tender the Purchase Price to Grossman, provided, however, that (i) the representations and warranties made by Grossman set forth herein are true on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, (ii) the conditions precedent to ____________'s obligations to close set forth in paragraphs 3.1(a), (b), (c),
(d), (e) and (f), deemed satisfactory to ____________ at the commencement of the Permitting Period, have not changed, and (iii) ____________ shall, in the exercise of reasonable due diligence (including the expenditure of the Necessary Approval Costs), have been able to secure or obtain Final Approval in or within seven hundred thirty (730) days following the expiration of the Confidential Investigation Period or the Confidential Investigation Period As Extended (the "Permitting Period") of the following approvals (collectively, the "Necessary Approvals"):

            (a) ZONING APPROVALS. ____________ shall have either (i) obtained Final Approval of all zoning approvals including, without limitation, all permits, changes in zoning, variances in zoning, special use permits or other orders appropriate under applicable zoning laws and land use regulations, as are required for ____________'s Intended Use of the Property (excluding building permits), which shall consist of the construction, operation and leasing of a single-story retail shopping center substantially as depicted on the Site Plan attached hereto as Exhibit B or as revised in accordance with paragraph 2.1, which may have adjoining garden shop areas, tire changing areas, and tire battery accessory areas, and related improvements (hereinafter referred to as the "Intended Use"), or (ii) be satisfied that the present zoning of the Property is in all respects satisfactory for the Intended Use and for the construction, operation and leasing of the Shopping Center.

            (b) ACCESS TO GROSSMAN DRIVE. ____________ shall have received satisfactory evidence of access to and from the Shopping Center and to and from Grossman Drive, including all necessary curb cuts as set forth in the ____________ Analysis.

            (c) SITE PLAN APPROVAL. ____________ shall have received Final Approval of its site plan for the Shopping Center consisting of a minimum of 300,000 square feet of Floor Area from all governmental authorities having jurisdiction over such Final Approvals.

            (d) SUBDIVISION COMPLIANCE. ____________ shall have received Final Approval of any subdivision of the Property or establishment of a commercial condominium including, without limitation, the preparation, Final Approval, and filing of any required subdivision plat, parcel map, or required commercial condominium approvals.

            (e) ENVIRONMENTAL AND MISCELLANEOUS APPROVALS. ____________ shall have received satisfactory evidence that it shall be able to secure all environmental licenses, building permits and Final Approvals from any other applicable governmental authorities which are required for the improvement and operation of the Property for the Intended Use including, but not limited to, any and all required permits and approvals from the Massachusetts Department of Environmental Protection.

      3.5 TERMINATION BY ____________ DURING PERMITTING PERIOD. In the event that any Necessary Approval set forth in paragraph 3.4(a), (b), (c), (d) or (e) has not been either secured, satisfied or waived by ____________ on or before the Closing Date, this Agreement may, on or before the expiration of the Closing Date (as the same may be extended pursuant to paragraph 3.6), be terminated by ____________ by written notice to Grossman specifying in what manner the Necessary Approvals have not been obtained, whereupon this Agreement shall be deemed terminated, null and void and without further recourse to either Party, provided, however, that the deposit made by ____________ in the amount of Two Hundred Thousand and No/100 Dollars ($200,000) shall be deemed to be the sole property of Grossman.

      3.6 EXTENSION OF PERMITTING PERIOD. In the event that all Necessary Approvals have not been obtained by ____________ five (5) days prior to the Closing Date, ____________ shall have the right, by written notice to Grossman (specifying in what manner the Necessary Approvals have not been obtained) given five (5) days prior to the Closing Date, to extend the Permitting Period and the Closing Date (i) for an additional term not in excess of six (6) months, or (ii) such further term as ____________ may elect with Grossman's consent, such consent not to be unreasonably withheld, provided, however, that it shall not be unreasonable for Grossman to withhold consent to such extension in the event that Grossman reasonably determines that such Necessary Approvals are not likely to be obtained within the extension period.

      3.7 ____________'S ACCESS TO PROPERTY. During the Confidential Investigation Period and the Permitting Period, Grossman agrees that ____________, its employees and agents shall have a license, and Grossman hereby grants ____________ such license, for access over and through the Property for the proposes of conducting any of the foregoing tests, inspections, evaluations, and surveys and for securing the Necessary Approvals. ____________ shall indemnify, protect and save Grossman, and its respective directors, officers, shareholders, employees, affiliates, attorneys, agents, successors and assigns (individually and collectively, the "Grossman Parties"), and hold the Grossman Parties forever harmless, from and against, and reimburse the Grossman Parties for, any and all obligations, claims, demands, causes of action, liabilities, losses, damages, judgments, penalties and costs and expenses (including, without limitation, court costs and attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by the Grossman Parties, or for which the Grossman Parties may become obligated or liable, by reason of, on account of or in connection with ____________'s, and its employees', agents' and independent contractors' access to, entry upon or use of the Property, including, without limitation, any such liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses by reason of (i) any injury to or death of persons or loss of or damage to property, or (ii) the performance of any labor or services for the account or benefit of ____________ with respect to Property, or (iii) the release, escape, discharge, emission, spillage, seepage or leakage in, on, under or about the Property of any Hazardous Substances which result directly from ____________'s and/or ____________'s employee's, agent's or contractor's access to, entry upon or use of the Property or ____________'s or its employees', agents' or contractors' negligent or intentional mishandling or misuse of Hazardous Substances existing on the Property or brought upon the Property by Grossman or third parties, other than with respect to Grossman's obligations pursuant to paragraph 5.1(e) hereof during the Permitting Period. The foregoing notwithstanding, ____________ shall not be responsible during its due diligence for the discovery or disburbance of Hazardous Substances existing upon the Property as a result of the actions of Grossman or third parties. In exercising its rights under this paragraph 3.7, ____________ shall not unreasonably interfere with the operation of the Property or with any business being conducted thereon. Promptly after completion of such test, inspection, evaluation and/or survey, ____________ shall restore the Property to the condition that it was in immediately prior to the commencement thereof. The obligations and indemnity of ____________ set forth in this paragraph 3.7 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      3.8 MEMORANDUM OF AGREEMENT OF PURCHASE. As of the commencement of the Permitting Period (i) Grossman shall execute and deliver to ____________ the "Memorandum Notice of Purchase and Sale Agreement", in the form attached hereto as Exhibit E, which ____________ may cause to be recorded in the Registry of Deeds for Norfolk County, and (ii) ____________ shall execute and deliver to Escrow Agent a termination of such Memorandum Notice of Purchase and Sale Agreement, which Escrow Agent shall, upon termination of this Agreement, deliver to Grossman for recording with the Registry of Deeds for Norfolk County.

                                    ARTICLE 4

                            NECESSARY APPROVAL COSTS

      4.1 NECESSARY APPROVAL COSTS. During, but not prior to the commencement of the Permitting Period, ____________ shall expeditiously and with reasonable due diligence, seek and prosecute any and all applications for Necessary Approvals, including the taking of any appeals from the denial of any such Necessary Approvals. Grossman shall, at no cost or expense to Grossman, assist ____________ in its efforts to obtain all such Necessary Approvals, and Grossman shall furnish, execute, acknowledge and deliver such instruments and take such actions as ____________ may reasonably request from time to time in order to obtain such Necessary Approvals or to otherwise facilitate the terms of this Agreement. ____________ shall be responsible for the payment of all costs incurred in pursuing such Necessary Approvals and shall expend in the exercise of due diligence up to One Million and No/100 Dollars ($1,000,000) for costs which shall include, but not be limited to, traffic studies, environmental impact reports, ecological or biological studies, surveys, engineering drawings, travel and related costs, document preparation and review, fees and costs of attorneys and consultants, but not including any in-house administrative or overhead costs of ____________ (collectively the "Necessary Approval Costs").

      4.2 NECESSARY APPROVAL COSTS IN EXCESS OF ONE MILLION AND NO/100 DOLLARS ($1,000,000). In the event that the Necessary Approval Costs incurred by ____________ in seeking such Necessary Approvals shall equal or exceed One Million and No/100 Dollars ($1,000,000), ____________ shall notify Grossman in writing specifying in detail the expenditure of the Necessary Approval Costs ("____________'s Notice") and Grossman shall have the option (in order to preserve Grossman's right of specific performance provided pursuant to the terms of paragraph 8.1 hereunder) by written notice to ____________ given within thirty (30) days following ____________'s Notice ("Grossman's Notice"), to decline or to make payment of such additional Necessary Approval Costs in excess of One Million and No/100 Dollars ($1,000,000). In the event that Grossman does not elect to fund such additional Necessary Approval Costs in excess of One Million and No/100 Dollars ($1,000,000), ____________ shall have the right, in or within thirty (30) days following Grossman's Notice, to either (i) terminate this Agreement by written notice to Grossman, whereupon this Agreement shall be deemed terminated, null and void and without further recourse to either Party, provided, however, that the deposit made by ____________ in the amount of $200,000 shall be deemed to be the sole property of Grossman, or (ii) pay such additional Necessary Approval Costs required to obtain all such Necessary Approvals.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF GROSSMAN

      5.1 REPRESENTATIONS AND WARRANTIES OF GROSSMAN. Grossman hereby represents and warrants to and agrees with ____________ as of the date hereof and as of the Closing as follows:

            (a) GOOD STANDING. Grossman is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and Grossman has the power to own its property and assets and carry on its business in the Commonwealth of Massachusetts.

            (b) DUE AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by its board of directors and constitutes the binding obligation of Grossman and in conformance with its articles of incorporation and corporate by-laws. All documents that are to be executed by Grossman and delivered to ____________ on the Closing have been, or on the Closing Date, will be duly executed, authorized and delivered by Grossman. The transfer and delivery by Grossman of the Property to ____________ as provided hereunder and the execution of the other agreements contemplated herein will not conflict with or result in the breach (which breach will affect Grossman's ability to perform hereunder) of any of the terms of any agreement or instrument to which Grossman is a party or by which it is or may be bound or constitute a default thereunder, or violate any state or federal governmental law, statute, ordinance or regulation. No consent of any third party is required in order for Grossman to enter into or be bound by this Agreement.

            (c) LITIGATION. Grossman is not involved in, nor aware of, any pending or threatened litigation which does or may affect the Property and there are no actions or proceedings pending or threatened against Grossman before any court or administrative agency in any way connected with the Property.

            (d) FOREIGN CORPORATION - WITHHOLDING. Grossman is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code) and consequently ____________ need not withhold any portion of the Purchase Price as provided in Section 1445 of the Internal

Revenue Code and Grossman will so certify upon the Close of Escrow.

            (e) PERMITTING PERIOD - HAZARDOUS SUBSTANCES CONTAMINATION. Grossman shall, from and after the commencement of the Permitting Period through the date of Closing comply with the terms of the Business Operations Plan to be attached hereto as Exhibit D following the Date of Execution. The Parties shall, following the Date of Execution, use best efforts to negotiate and enter into the Business Operations Plan within thirty (30) days of the Date of Execution, failing which either Party may, by written notice to the other, terminate this Agreement, whereupon this Agreement shall be deemed null and void and without recourse to either Party hereto. In the event that during the Permitting Period through the Closing Date, Hazardous Substances shall be released or discharged, in, on, under or about the Property in violation of Environmental Law (except such release or discharge of Hazardous Substances on the Property as provided in paragraph 3.7(iii), which shall be the sole responsibility of ____________), Grossman shall (i) notify ____________ with respect to such Hazardous Substances contamination of the Property, (ii) undertake, in the exercise of reasonable diligence, to remediate such Hazardous Substances in compliance with Environmental Law and with the Plan and Timetable, (iii) advise ____________ from time to time as necessary in order that ____________ may be fully informed as to the status of such Hazardous Substances contamination of the Property, and
(iv) notify ____________ in advance of any meeting with governmental officials with respect to such Hazardous Substances in sufficient time in order to permit ____________ to attend and participate in such meeting and in the development and final approval of any plan and timetable (the "Plan and Timetable") providing for remediation of such Hazardous Substances in compliance with Environmental Law (collectively the "Hazardous Clean Up"), provided, however, that Grossman shall not be obligated to expend for such Hazardous Clean Up an amount in excess of Two Million and No/100 Dollars ($2,000,000). In the event that the Hazardous Clean Up shall not be completed by the Closing Date, the Closing Date may be extended for a period of one hundred twenty (120) days, or such lesser or reasonable further period of time as determined by ____________ in its sole discretion for Grossman to expeditiously and with all reasonable diligence to complete the Hazardous Clean Up in compliance with the Plan and Timetable. If at the end of such extension of the Closing Date (as determined by ____________) the Hazardous Clean Up shall not have been completed in compliance with Environmental Law, ____________, by notice to Grossman on the Closing Date as extended, shall elect either to (x) terminate this Agreement, whereupon this Agreement shall be deemed terminated, null and void and without further recourse to either Party, provided, however, the deposit made by ____________ in the amount of Two Hundred Thousand and No/100 Dollars ($200,000) shall be deemed the sole property of Grossman, or (y) proceed with the Closing on the Closing Date as extended, provided, however, that ____________ may withhold from the Purchase Price and pay over to Escrow Agent, such sum, not to exceed Five Million and No/100 Dollars ($5,000,000), as ____________, in consultation with Grossman, shall reasonably determine necessary to complete the Hazardous Clean Up in compliance with Environmental Law (the "Hazardous Clean Up Escrow Fund"). Grossman shall, expeditiously and using all reasonable diligence, complete the Hazardous Clean Up and shall inform ____________ in writing on a regular and continuing basis as to Grossman's progress in completing the Hazardous Clean Up in accordance with all Environmental Law. Upon completion of the Hazardous Clean Up, Grossman, upon notice to ____________ and Escrow Agent, shall be entitled to a release of the Hazardous Clean Up Escrow Funds, together with interest accumulated thereon. In the event that Grossman, following the Closing Date, shall fail to use reasonable and continuing efforts to complete the Hazardous Clean Up, ____________ may, following fifteen (15) days notice to Grossman, undertake to complete the Hazardous Clean Up, and in such event, ____________ may, upon notice to Grossman and Escrow Agent, use such or all of the Hazardous Clean Up Escrow Funds as necessary to complete the Hazardous Clean Up with reasonable diligence and in compliance with Environmental Law, and upon completion of the Hazardous Clean Up by ____________, Escrow Agent shall deliver the balance of the Hazardous Clean Up Escrow Funds, if any, together with interest thereon, to Grossman.

      With respect to such release or discharge of Hazardous Substances in, on, under or about the Property in violation of Environmental Law occurring during the Permitting Period through the Closing Date, whether or not caused by, or within the control of, Grossman (except such release or discharge of Hazardous Substances on the Property as provided in paragraph 3.7(iii), which shall be the sole responsibility of ____________), Grossman shall indemnify, defend and hold ____________ harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses (except for such investigation, permitting and due diligence expenses previously incurred by ____________ with respect to its due diligence examination of the Property) and claims of any and every kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against ____________ as a result of any claim, demand or judicial or administrative action by any person or entity, including costs, expenses or claims asserted or arising under Environmental Law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning any Hazardous Substances. The representations, warranties and indemnities contained in this paragraph 5.1(e) shall survive the Close of Escrow and the delivery of the Deed or any expiration or termination of this Agreement. Grossman hereby grants ____________, its employees, agents, and consultants a license for access over and through the Property for purposes of insuring compliance with the terms of this paragraph 5.1(e).

      5.2 INDEMNIFICATION FOR THIRD PARTY CLAIMS ARISING OUT OF GROSSMAN'S OWNERSHIP OF THE PROPERTY. Grossman agrees to indemnify, protect and save ____________, and its respective directors, officers, shareholders, employees, affiliates, attorneys, agents, successors and assigns (individually and collectively, the "____________ Parties") and hold the ____________ Parties forever harmless, from and against, and reimburse the ____________ Parties for, any and all obligations, claims, demands, causes of actions, liabilities, losses, damages, judgments, penalties and costs and expenses (including, without limitation, court costs and attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by the ____________ Parties, or for which the ____________ Parties may become obligated or liable to any third party, by reason of, on account of or in connection with Grossman's ownership of the Property prior to the Closing Date other than with respect to ____________'s obligations pursuant to paragraphs 3.7, 5.3, 8.4 and 10.1. The provisions of this paragraph 5.2 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      5.3 NEGATIVE COVENANTS - GROSSMAN. Grossman has, or may prior to the Closing Date, provide and deliver to ____________ various documents, records, inspection reports, surveys, title commitments, boring studies, etc. which may pertain to the Property (collectively "Grossman Records"). All Grossman Records delivered to ____________ are for ____________'s convenience only and ____________ acknowledges that the Grossman Records are delivered to
____________ without representation, warranty, covenant or agreement of any kind or nature by Grossman including, without limitation, the accuracy or degree of completion of such Grossman Records, and ____________ specifically acknowledges that ____________'s use and reliance in any manner upon such Grossman's Records is at ____________'s sole risk and undertaking. The provisions of this paragraph
5.3 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      5.4 GROSSMAN'S RELIANCE. Grossman acknowledges that Grossman's representations and warranties are a material inducement to ____________ in executing and delivering this Agreement.

      5.5 PERFORM NECESSARY ACTS. Grossman shall use all reasonable efforts to complete the transactions herein contemplated and Grossman shall, from time to time, either prior to or following the Closing Date, execute, acknowledge and deliver such documents and perform such acts as may be reasonably necessary to carry out the purposes and intent of this Agreement.

                                    ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF ____________

      6.1 REPRESENTATIONS AND WARRANTIES OF ____________. ____________ hereby represents and warrants to and agrees with Grossman as of the date hereof and as of the Closing as follows:

            (a) GOOD STANDING. ____________ is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan; and ____________ has the power to own its property and assets and is licensed as a foreign corporation to carry on its business in the Commonwealth of Massachusetts.

            (b) DUE AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated herein, including the payment of the Purchase Price by ____________ in consideration for delivery of the Deed of the Property by Grossman, have been duly authorized by its board of directors and constitutes the binding obligation of ____________ and in conformance with its articles of incorporation and corporate by-laws. All documents that are to be executed by ____________ and delivered to Grossman on the Closing have been, or on the Closing Date, will be duly executed, authorized and delivered by ____________. The transfer and delivery by Grossman of the Property to
____________ as provided hereunder and the execution of the other agreements contemplated herein will not conflict with or result in the breach (which breach will affect ____________'s ability to perform hereunder) of any of the terms of any agreement or instrument to which ____________ is a party or by which it is or may be bound or constitute a default thereunder, or violate any state or federal governmental law, statute, ordinance or regulation. No consent of any third party is required in order for ____________ to enter into or be bound by this Agreement.

            (c) LITIGATION. ____________ is not involved in, nor aware of, any pending or threatened litigation which does or may affect the Property and there are no actions or proceedings pending or threatened against ____________ before any court or administrative agency in any way connected with the Property.

      6.2 CONVEYANCE OF PROPERTY "AS IS". ____________ hereby agrees, acknowledges and represents that neither Grossman nor any person or party on behalf of Grossman has made any representation, warranty or covenant, express, implied or statutory, of any kind whatsoever upon which ____________ has relied in entering into this Agreement or upon which ____________ shall rely in consummating the transaction contemplated by this Agreement (except as set forth in this Agreement). ____________ further agrees, acknowledges and represents to Grossman that, subject to the terms and conditions of this Agreement, (i) ____________ during the Confidential Investigation Period, shall examine the Property and fully satisfy itself with respect to the Property and the condition and all other aspects and attributes of the Property; and (ii) ____________ is purchasing and shall, on the Closing Date, accept the Property in "as is", "where is" and "with all defects" condition, without any representation, warranty or covenant, express, implied or statutory, of any kind whatsoever, other than with respect to Grossman's obligations set forth in paragraphs 5.1(e), 5.2, 6.6, 8.4 and
10.1. The provisions of this paragraph 6.2 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      6.3 ____________'S CLAIMS REGARDING THE PROPERTY. ____________ further agrees, acknowledges and represents that ____________ is entering into this Agreement and shall perform all of its obligations hereunder and consummate the transaction contemplated by this Agreement solely in reliance on and as a result of ____________'s own investigations and efforts (including ____________'s inspection of the Property and such other investigations, examinations and inspections as ____________ has chosen to make or has made) and at ____________'s sole risk, cost and expense, including, without limitation, the risk that ____________'s inspection of the Property and such other investigations, examinations and inspections may not reveal any or all adverse or existing conditions, aspects or attributes of the Property. ____________ acknowledges that Grossman has afforded, and, during the Confidential Investigation Period and the Permitting Period, shall afford ____________ the opportunity for full and complete investigation, examination and inspection of the Property. ____________ acknowledges that this paragraph 6.3 was a negotiated part of this Agreement and serves as an essential component of consideration for the same. Without limiting the generality of the foregoing, the Parties specifically acknowledge that ____________ has had, and during the Confidential Investigation Period and the Permitting Period shall have an opportunity to fully inspect the Property, including, but not limited to, the physical condition of the Property (including all environmental concerns and compliance with all Environmental Law), and the Purchase Price has been negotiated to eliminate all claims, whether known or unknown, relating to the condition of the Property and all aspects and attributes thereof, including, without limitation, all environmental matters, except with respect to Grossman's obligations pursuant to paragraph 5.1(e) hereof. Consequently, this paragraph 6.3 bars all claims, whether or not presently known, brought by ____________ following the Closing Date concerning the condition of the Property and all aspects and attributes thereof, specifically including, without limitation, all claims pursuant to Environmental Law, any other federal, state or local environmental law, rule or regulation or otherwise, except with respect to Grossman's obligations pursuant to paragraph 5.1(e). Notwithstanding the Parties' intent that all such claims be barred, should a court of competent jurisdiction deem otherwise, the presence of this paragraph 6.3 is intended by the Parties to serve, and shall serve, as the primary factor in any equitable apportionment of damages in claims between ____________ and Grossman under Environmental Law or any other federal, state or local environmental law, rule or regulation or otherwise, and provided further that notwithstanding the provisions of this paragraph 6.3, it is not intended that ____________ indemnify, protect and save the Grossman Parties harmless from and against obligations, claims, demands, causes of actions, liabilities, losses, damages, judgments, penalties and costs and expenses imposed upon or asserted against the Grossman Parties by any third party. The provisions of this paragraph 6.3 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      6.4 INDEMNIFICATION FOR THIRD PARTY CLAIMS ARISING OUT OF ____________'S OWNERSHIP OF THE PROPERTY. ____________ agrees to indemnify, protect and save the Grossman Parties, and hold the Grossman Parties forever harmless, from and against, and reimburse the Grossman Parties for, any and all obligations, claims, demands, causes of actions, liabilities, losses, damages, judgments, penalties and costs and expenses (including, without limitation, court costs and attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by the Grossman Parties, or for which the Grossman Parties may become obligated or liable to any third party, by reason of, on account of or in connection with ____________'s (or its successor's) ownership of the Property from and after the Closing Date, other than with respect to Grossman's obligations pursuant to paragraphs 5.1(e), 6.6, 8.4 and 10.1. The provisions of this paragraph 6.4 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      6.5 RELEASE - HAZARDOUS SUBSTANCES. Other than with respect to such Hazardous Substances released or discharged in, on, under or about the Property in violation of Environmental Law as referred to in paragraph 5.1(e) hereof, ____________ shall and does hereby release the Grossman Parties from any and all obligations, claims, demands, causes of action, liabilities, losses, damages, judgments, penalties and costs and expenses (including, without limitation, court costs and attorneys' fees and expenses) sought by ____________ against Grossman by reason of, on account of, or in connection with (i) any violation or alleged violation of any Environmental Law or any proceedings related thereto,
(ii) the presence of any Hazardous Substances, in, on, under or about all or any part of the Property, (iii) any actual or threatened release, discharge, spillage, seepage or filtration of any Hazardous Substances in, on, under, about or from the Property, (iv) the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use or disposal of any Hazardous Substances in, on, under, about or from all or any part of the Property, and (v) any threatened, proposed or actual cleanup or other protective, removal or remedial action relating to any Hazardous Substances, whether pursuant to any Environmental Law or otherwise. The provisions of this paragraph 6.5 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      6.6 NEGATIVE COVENANTS - ____________. ____________ has, or may prior to the Closing Date, provide and deliver to Grossman various documents, records, inspection reports, surveys, title commitment, boring studies, etc. which may pertain to the Property (collectively "____________ Records"). All ____________ Records delivered to Grossman are for Grossman's convenience only and Grossman acknowledges that the ____________ Records are delivered to Grossman without representation, warranty, covenant or agreement of any kind or nature by ____________ including, without limitation, the accuracy or degree of completion of such ____________ Records, and Grossman specifically acknowledges that Grossman's use and reliance in any manner upon such ____________'s Records is at Grossman's sole risk and undertaking. The provisions of this paragraph 6.6 shall survive the Closing and the delivery of the Deed or any expiration or termination of this Agreement.

      6.7   ____________'S RELIANCE. ____________ acknowledges that
____________'s representations and warranties are a material inducement to Grossman in executing and delivering this Agreement.

      6.8 PERFORM NECESSARY ACTS. ____________ shall use all reasonable efforts to complete the transactions herein contemplated and ____________ shall, from time to time, either prior to or following the Closing Date, execute, acknowledge and deliver such documents and perform such acts as may be reasonably necessary to carry out the purposes and intent of this Agreement.

                                    ARTICLE 7

                                    CASUALTY

      7.1 CASUALTY - DAMAGE TO IMPROVEMENTS. If, prior to the Closing Date, all or any portion of the Improvements is damaged or destroyed by fire or other casualty, Grossman may, in Grossman's sole discretion, undertake to repair such damage or replace such Improvements, all in compliance with applicable law, including zoning and building codes then in effect. If Grossman shall determine, in Grossman's sole discretion, not to restore, or partially restore, any such Improvement damaged by fire or casualty, Grossman shall, at Grossman's sole cost and expense, prior to Closing, remove and demolish such damaged or destroyed Improvement, other than portions of such Improvements restored or partially restored. All proceeds of fire or casualty insurance paid or payable by reason of damage or destruction to any such Improvement shall be the sole property of Grossman. ____________ shall have no right to terminate this Agreement or postpone or extend the Closing Date, nor shall the Purchase Price be reduced as a result of any damage, destruction or subsequent demolition or removal of any Improvement.

                                    ARTICLE 8

            ESTABLISHMENT OF ESCROW/CLOSING DATE/PRORATIONS/EXTENSION

      8.1 ESCROW AND CLOSING DATE. Upon execution of this Agreement by both Parties, the Parties shall open an escrow with Lawyers Title Insurance Corporation (225 Franklin Street, Boston, MA 02110 ATTN: Kevin T. Creedon) ("Escrow Agent") in order to consummate the purchase in accordance with the terms and provisions hereof. The provisions hereof shall constitute joint instructions to the Escrow Agent; provided, however, that the Parties shall execute such additional instructions as requested by the Escrow Agent not inconsistent with the provisions hereof. Said escrow instructions shall provide for closing by recordation of a Deed from Grossman to ____________, and delivery of other documents and performance of other conditions required by this Agreement, on or before the date seven hundred thirty (730) days after the expiration of the Confidential Investigation Period, or such extended period or adjustment as this Agreement may, pursuant to its terms, be extended or adjusted pursuant to paragraphs 3.2, 5.1(e) and 8.2, said date being the day of the "Close of Escrow" or "the Closing Date". Upon the Close of Escrow, the Two Hundred Thousand and No/100 Dollars ($200,000) deposit paid by ____________ to Grossman hereunder, together with any deposit(s) held by Escrow Agent, and interest thereon, shall be credited against the balance of the Purchase Price and shall be paid to Grossman. If the Closing Date falls on a Saturday, Sunday or legal holiday, then, in such event, the Closing Date shall be automatically extended to the next following business day.

      8.2 ADJUSTMENT OF CLOSING DATE/VACATION PERIOD. Notwithstanding the provisions of paragraph 8.1, the Closing Date may be adjusted in accordance with the following: Upon ____________'s receipt of the Necessary Approvals pursuant to paragraph 3.4, ____________ shall deposit in escrow that amount which, together with the Two Hundred Thousand and No/100 Dollars ($200,000) deposit paid by ____________ to Grossman pursuant to paragraph 2.3(a) hereof, equals ten percent (10%) of the Purchase Price (the "Closing Deposit"). Grossman shall, subsequent to ____________'s delivery in escrow of the Closing Deposit, have a period of time not to exceed one hundred eighty (180) days to vacate the Property (the "Vacation Period"). The Closing Date shall occur upon expiration of the Vacation Period, unless

Grossman shall have vacated the Property prior to the expiration of the Vacation Period, in which event the Closing Date shall occur fifteen (15) business days following such vacation of the Property. Grossman agrees to use its reasonable efforts vacate the Property as early as possible during the Vacation Period in order to facilitate an early Closing.

      8.3 DEED - POSSESSION. On the Closing Date, Grossman shall convey fee title to the Property to ____________ by Deed, whereupon Grossman shall deliver and ____________ shall accept quiet and peaceable possession of the Property.

      8.4 PRORATIONS AND EXPENSES. The following items shall be prorated as of the Closing Date:

            (a) TAXES/BETTERMENTS. Taxes, including Betterment Assessments payable in installments, on the basis of the tax year for which assessed. If the Closing Date shall occur before a tax rate and assessment for the Property is established for the tax year in which the Closing occurs, the apportionment of taxes shall be upon the basis of the then known assessment or rate, with the unknown factor based upon the item from the immediately preceding tax year, except that at such time as the tax rate and applicable assessed valuation are determined, the Parties shall make a further apportionment, if and to the extent so required. If, on the Closing Date, the Property, or any part thereof, shall be or shall have been affected by a Betterment Assessment or Betterment Assessments, which are or may become payable in installments, then for the purpose of this Agreement all the unpaid installments of any such Betterment Assessment, which are to become due and payable after the Closing Date shall be assumed by ____________ without abatement of the Purchase Price, but shall be subject to adjustment in the same manner as real estate taxes for the tax period in which the Closing occurs. If any Betterment Assessments for public improvements shall arise subsequent to the execution hereof, and prior to the Closing Date, Grossman will elect to cause the same to be paid over the longest period allowed by law, subject to the proration set forth herein, if such election must be made before the Closing Date.

            (b) WATER/SEWER/GOVERNMENTAL CLAIMS. Water meter, sewer charges, and other governmental charges which constitute liens upon the Property, in accordance with the amounts fixed with respect thereto in an official reading made as of the Closing Date.

            (c) ELECTRIC, GAS. Electric current and gas and subject to paragraph 8.5, any deposits made in connection therewith, except that Grossman will cause utility readings to be made, if possible, as of the Closing Date, to avoid the necessity of re-apportioning the same when the bills are finally received;

            (d) DOCUMENTARY STAMPS AND RECORDING FEES. Grossman shall pay the cost of any documentary transfer tax including, but not limited to, excise tax stamps levied in accordance with requirements of lawful authority. ____________ and Grossman shall each pay one-half of the escrow fee. ____________ shall pay for the recording of the Deed and the Grossman Mortgage. ____________ shall receive credit against the Purchase Price for the deposit and any interest accumulated upon funds in escrow prior to the Close of Escrow.

The provisions of this paragraph 8.4 shall survive the Closing and delivery of the Deed.

      8.5 UTILITY DEPOSITS. ____________ shall make ____________'s own utility company deposits and Grossman shall be entitled to reclaim any utility deposits, with interest, if any, made or assumed by Grossman. In the event any such deposits and interests cannot be refunded to Grossman and can be credited to or assumed by ____________, Grossman shall assign all rights thereto to ____________, at the Closing, and ____________ shall pay Grossman the full amount of such deposit with interest, if any, owed by the utility company, to the Closing Date.

                                   ARTICLE 9

                                    DEFAULT

      9.1 DEFAULT. In the event of any default by Grossman hereunder, ____________ may, at its option, elect to seek specific performance to enforce the terms of this Agreement, or demand, and be entitled to, an immediate refund in full of the $200,000 paid by ____________ to Grossman, together with any deposit held by Escrow Agent and interest thereon, in full termination of this Agreement. In the event of any default by ____________ hereunder during the Confidential Investigation Period of the confidentiality provisions of paragraph 11.1, ____________ and Grossman agree that the actual damages, including any attorney's fees and any damage for withdrawing the Property from the market for ____________'s default, as aforesaid, would be extremely difficult to measure, and that the amount of Two Hundred Thousand and No/100 Dollars ($200,000) is a reasonable estimate of such damages, and Grossman shall be paid that amount as its sole right to damages or other relief. In the event of any default by ____________ hereunder subsequent to the expiration of the Confidential Investigation Period, Grossman may, at its option, elect to seek specific performance to enforce the terms of this Agreement, or demand, and be entitled to, an immediate payment in full of all deposits hereunder, together with interest thereon, in full termination of this Agreement.

                                   ARTICLE 10

                          BROKERS - SURVIVAL AND WAIVER

      10.1 BROKERS. Other than with respect to brokerage services and fees due to present or prior employees of The Woodmont Companies which shall be the sole responsibility and obligation of ____________ and not of Grossman, each Party mutually represents and warrants to the other that it has not dealt with and is not obligated to pay any fees or commissions to any broker in connection with the consummation of the transactions contemplated by this Agreement, and each Party shall indemnify and hold the other harmless against any and all commissions, fees, costs or expenses, including reasonable attorney's fees, arising out of the breach of the representations and warranties contained in this paragraph 10.1. The provisions of this paragraph 10.1 shall survive the Closing and delivery of the Deed. Unless otherwise specified herein, all other covenants, representations, warranties and agreements of the Parties hereto shall terminate and not survive the Close of Escrow.

      10.2 SURVIVAL AND WAIVER. The acceptance by ____________ of the Deed on the Closing Date shall be deemed full performance and discharge of each and every agreement and obligation on the part of Grossman hereunder to be performed, and any and all agreements, representations and warranties of Grossman contained in this Agreement shall not survive the Closing Date, unless otherwise expressly provided in this Agreement, or by the terms hereof are to be thereafter completed or performed. If a provision is specified as surviving the Closing Date, such survival shall expire only as therein specified, or by operation of law, if no other expiration date is given.

                                   ARTICLE 11

                                 CONFIDENTIALITY

      11.1 CONFIDENTIALITY. ____________ acknowledges and agrees that this Agreement and any publicity during the Confidential Investigation Period with respect to the consummation of the transactions contemplated hereby will result in serious and irreparable damage to Grossman. Accordingly, ____________ agrees
(i) that it will not formally announce that it has entered into a written agreement to purchase the Property, and (ii) that it will use commercially reasonable efforts to ensure that ____________, its affiliates, agents, advisors, employees and representatives shall preserve the confidentiality of the terms of this Agreement. The foregoing notwithstanding, (x) during the Confidential Investigation Period, ____________ and its affiliates, agents, advisors, employees and representatives may disclose to third parties only such information regarding this Agreement as shall be required in order to secure the items described in paragraph 3.1 above, and (y) during the Permitting Period, ____________ and its affiliates, agents, advisors, employees and representatives may disclose to third parties only such information regarding this Agreement as shall be required in order to secure the Necessary Approvals. In no event shall there be a disclosure prior to the Closing Date of the Purchase Price.

                                   ARTICLE 12

                                     NOTICES

      12.1 NOTICES. All notices, consents, requests, approvals, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail with postage prepaid, or deposited, prepaid, with an overnight receipted delivery service, in each case, addressed as follows:

            (a)   If to Grossman, to:   Grossman's Inc.
                                        200 Union Street
                                        Braintree, MA 02184
                                        Attention:  Executive Vice
                                        President - Real Estate

            With a copy to:             Andrew C. Culbert, Esquire
                                        Masterman, Culbert & Tully
                                        One Lewis Wharf
                                        Boston, MA 02110

            (b)   If to ____________, to: ____________ Corporation


            With a copy to:             Dickinson, Wright, Moon,
                                        Van Dusen & Freeman
                                        525 North Woodward Avenue
                                        Bloomfield, MI 48013
                                        Attention:  Margaret Van Meter,
                                                    Esquire

or to such other addresses as shall be furnished in writing by either Party to the other. All such communications shall be deemed delivered as of the date of receipt by the recipient.

                                   ARTICLE 13

                                  MISCELLANEOUS

      13.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by all of the Parties; each counterpart shall be deemed an original but all counterparts shall constitute a single instrument.

      13.2 ASSIGNMENT. This Agreement shall not be assigned by either Party without the prior written consent of the other Party hereto which consent may be withheld by such other Party at its sole discretion, and no assignment of this Agreement by any Party hereto shall relieve it of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon the successors and assigns of the Parties hereto.

      13.3 TIME OF THE ESSENCE/DEADLINES. Time is of the essence in the performance of the respective obligations of the Parties contained in this Agreement. If the last day of the time period for giving any notice or taking any action required under this Agreement falls on a Saturday, Sunday or legal holiday, the time period for giving such notice or taking such action shall be extended through the next business day following the original expiration date of such period.

      13.4 ENTIRE AGREEMENT/WRITTEN MODIFICATION. This Agreement, together with all exhibits or schedules attached hereto, represents the entire agreement between the Parties covering everything agreed upon or understood in this transaction and supersedes all other agreements and understandings between the Parties and their respective officers, directors, employees and/or representatives. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition can be made to this Agreement except by a written agreement executed by the Parties.

      13.5 GOVERNING LAW. This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without application of conflict of law principles.

      13.6 CONSENT TO JURISDICTION, ETC. The Parties agree that any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or the United States District Court for the Eastern District of Massachusetts, sitting in Boston, Massachusetts, and by execution and delivery of this Agreement, the Parties accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing or delivery of copies thereof as provided in paragraph
12.1 (Notice), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law. Except to the extent prohibited by law which cannot be waived, each Party hereto waives trial by jury in connection with any action or proceeding of any nature whatsoever arising under, out of, or in connection with this Agreement and in connection with any claim, counterclaim, offset or defense arising in connection with such action or proceeding, whether arising under statute (including any federal or state constitution) or under the law of contract, tort or otherwise and including, without limitation, any challenge to the legality, validity, binding effect or enforceability of this paragraph 13.6, or this Agreement.

      13.7 DUE AUTHORITY. The individuals signing below represent that they have the requisite authority to bind the entities on whose behalf they are signing, as indicated by the corporate vote or certificate of corporate secretary attached hereto.

      13.8 HEADINGS. The descriptive headings of the Articles and paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      13.9 DRAFTS. This Agreement shall not be binding or effective until properly executed and delivered by the Parties.

      13.10 CONSTRUCTION. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

      13.11 EXPENSES. Except as otherwise provided with respect to the Necessary Approval Costs in excess of $1,000,000, all expenses incurred by the Parties in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and disbursements of attorneys, engineers, agents and experts, shall be for the account of the Party incurring the same, except as specifically provided for herein.

      13.12 NUMBER AND GENDER. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

      13.13 EXHIBITS/SCHEDULES. All the exhibits and schedules attached hereto are made a part of this Agreement and the terms thereof are incorporated into this Agreement by reference.

                                   ARTICLE 14

                                   DEFINITIONS

      14.1 AGREEMENT means this Agreement for Purchase of Real Estate made and entered into as of the Date of Execution by and between Grossman and
____________.

      14.2  APPROVED FLOOR AREA has the meaning given in paragraph 2.1.

      14.3  APPURTENANT RIGHTS has the meaning given in the Recitals, paragraph
B.

      14.4 BETTERMENT ASSESSMENT means collectively any tax or assessment levied by any governmental agency or authority against the Property or any use being conducted thereon with respect to the construction and maintenance of improvements by such governmental agency or authority.

      14.5  BUSINESS OPERATIONS PLAN has the meaning given in paragraph 5.1(e).

      14.6  CLOSE OF ESCROW/CLOSING DATE have the meaning given in paragraph
8.1.

      14.7  CLOSING has the meaning given in paragraph 8.1.

      14.8  CLOSING DEPOSIT has the meaning given in paragraph 8.2.

      14.9 CONFIDENTIAL INVESTIGATION PERIOD has the meaning given in paragraph 2.2(a).

      14.10 CONFIDENTIAL INVESTIGATION PERIOD AS EXTENDED has the meaning given in paragraph 3.2.

      14.11 DATE OF EXECUTION means the latest date of execution hereof by Grossman and ____________ as set forth on the signature page hereof.

      14.12 DEED means a Quitclaim Deed of Grossman conveying title to the Property in compliance with the Title Commitment.

      14.13 ENGINEERING CONDITIONS has the meaning given in paragraph 3.1(d).

      14.14 ENVIRONMENTAL ASSESSMENT has the meaning given in paragraph 3.1(b).

      14.15 ENVIRONMENTAL CONDITIONS has the meaning given in paragraph 3.1(b).

      14.16 ENVIRONMENTAL LAW means, collectively, all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards or instrumentalities of any governmental body exercising jurisdiction over the existence, use, ownership, occupancy, operation and/or maintenance of the Property or any business being conducted thereon, and all applicable judicial and administrative and regulatory decrees, judgments or orders and all covenants running with the Land that relate to the protection of health or the environment, including, without limitation:

      The Hazardous Materials Transportation Act;
      The Resource Conservation and Recovery Act of 1976;
      The Clean Air Act;
      The Federal Water Pollution Control Act;
      The Comprehensive Environmental Response Compensation and Liability Act
       of 1980;
      The Toxics Substances Control Act;
      The Clean Water Act;
      The Safe Drinking Water Act;
      The Emergency Planning and Community Right to Know Act of 1986;
      The National Environmental Policy Act;
      The Federal Insecticide, Fungicide and Rodenticide Act;
      The Occupational Safety and Health Act;
      The Federal Coastal Zone Management Act;
      The Massachusetts Environmental Policy Act;
      The Massachusetts Clean Air Act;
      The Massachusetts Clean Water Act;
      The Massachusetts Wetlands Protection Act;
      The Massachusetts Hazardous Waste Management Act;
      Board of Fire Regulations;
      The Massachusetts Oil and Hazardous Materials Release Prevention and
       Response Act;
      The Massachusetts Right to Know Act;
      The Massachusetts Toxic Use Reduction Act;

and all other applicable environmental laws.

      14.17 ESCROW AGENT means Lawyers Title Insurance Corporation, 225 Franklin Street, Boston, MA 02110.

      14.18 FINAL APPROVAL shall mean (i) approval by the applicable governmental agency authorized to grant such Final Approval and expiration of any and all appeal periods with respect to any such Final Approval without any appeal being taken or judicial challenge to such Final Approval being filed and
(ii) such Final Approval being subject to only such reasonable conditions as are reasonably acceptable to ____________.

      14.19 FLOOR AREA has the meaning given in paragraph 2.1.

      14.20 GROSSMAN means Grossman's Inc., a Delaware corporation.

      14.21 GROSSMAN PARTIES has the meaning given in paragraph 3.7.

      14.22 GROSSMAN'S NOTICE has the meaning given in paragraph 4.2.

      14.23 GROSSMAN RECORDS has the meaning given in paragraph 5.3.

      14.24 GROSSMAN'S TERMINATION NOTICE has the meaning given in paragraph 2.1(a).

      14.25 HAZARDOUS CLEAN UP has the meaning given in paragraph 5.1.

      14.26 HAZARDOUS CLEAN UP ESCROW FUND has the meaning given in paragraph 5.1(e).

      14.27 HAZARDOUS SUBSTANCES means, collectively, any substance (i) the presence of which requires investigation or remediation under any Environmental Law, (ii) that is defined as "hazardous waste", "hazardous substance", "hazardous constituent", "solid waste", or "toxic substance" or "toxic substance" or language of similar import under any domestic or foreign, federal, state or local statute, regulation, or ordinance, including, without limitation, the Environmental Law, (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any domestic or foreign governmental authority, agency, department, commission, board, or instrumentality; (iv) the presence of which in, on, under or about the Property causes or threatens to cause a nuisance thereon, or to adjacent properties, or poses, or threatens to pose a hazard to the health or safety to persons on or about the Property, and (v) the presence of which on adjacent properties could constitute a trespass by Grossman, (vi) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or (vii) contains PCBs, asbestos or urea formaldehyde.

      14.28 IMPROVEMENTS has the meaning given in the Recitals.

      14.29 INTENDED USE has the meaning given in paragraph 3.4.

      14.30 ____________ means ____________ Corporation, a Michigan corporation.

      14.31 ____________ ANALYSIS has the meaning given in paragraph 3.1(f).

      14.32 ____________ EXTENSION NOTICE has the meaning given in paragraph
3.2.

      14.33 ____________'S NOTICE has the meaning given in paragraph 4.2.

      14.34 ____________ PARTIES has the meaning given in paragraph 5.2.

      14.35 ____________ RECORDS has the meaning given in paragraph 6.6.

      14.36 LAND has the meaning given in the Recitals.

      14.37 MEMORANDUM NOTICE OF PURCHASE AND SALE AGREEMENT has the meaning given in paragraph 3.8.

      14.38 NECESSARY APPROVAL COSTS has the meaning given in paragraph 4.1.

      14.39 NECESSARY APPROVALS has the meaning given in paragraph 3.4.

      14.40 PARTY OR PARTIES has the meaning given in the first paragraph.

      14.41 PERMITTING PERIOD has the meaning given in paragraph 3.4.

      14.42 PLAN AND TIMETABLE has the meaning given in 5.1(e).

      14.43 PROPERTY has the meaning given in the Recitals.

      14.44 PURCHASE PRICE has the meaning given in paragraph 2.1.

      14.45 SHOPPING CENTER has the meaning given in the Recitals.

      14.46 SITE PLAN has the meaning given in paragraph 2.1.

      14.47 SURVEY CONDITIONS has the meaning given in paragraph 3.1(c).

      14.48 TITLE COMMITMENT has the meaning given in paragraph 3.1(a).

      14.49 UTILITY AVAILABILITY has the meaning given in paragraph 3.1(e).

      14.50 VACATION PERIOD has the meaning given in paragraph 8.2.

           IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized as of the Date of Execution, which shall be the latest date of execution of this Agreement by Grossman and ____________.


Date:  May ____, 1993                      GROSSMAN INC., a Delaware
                                           corporation

                                           a_________________________

                                           By:_______________________

                                           Its:______________________

Date:  May _____, 1993                     _________________, a ________
                                           corporation

                                           By:_______________________

                                           Its:  Vice President

            FIRST AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE


         First Amendment to Agreement for Purchase of Real Estate ("First Amendment") made and entered into as of September 2, 1993, by and between GROSSMAN'S INC., a Delaware corporation (hereinafter referred to as "Grossman"), having an address at 200 Union Street, Braintree, MA 02184, and ______________, a ___________ corporation (hereinafter referred to as "______________"), having its principal offices at _______________________________. Grossman and ______________ may be referred to individually as a "Party" and collectively as the "Parties".

                                   RECITALS:

                 The Parties entered into an Agreement for Purchase of Real Estate dated as of May 14, 1993 (the "Agreement").

                 The Parties desire to amend and otherwise ratify and confirm the remaining provisions of the Agreement as set forth in this First Amendment.

                 NOW, THEREFORE, in consideration of and in reliance on the mutual representations, warranties, covenants, and agreements made herein and the mutual benefits to be derived therefrom, the Parties hereto represent, covenant and agree as follows:

         1. Paragraph 2.2(a) of the Agreement is hereby stricken in its entirety and the following substituted therefor:

                 "2.2(a)  $200,000 DEPOSIT.  In the event ______________ shall not have terminated this Agreement upon the expiration of the "Confidential Investigation Period" (being the period beginning with the Date of Execution and ending September 27, 1993, or as such period may be extended pursuant to paragraph 3.2), ______________ shall deliver to Grossman, in immediately available funds in Boston, Massachusetts, the amount of Two Hundred Thousand and No/100 Dollars ($200,000) as a deposit hereunder."

         2. Paragraph 3.1(e) of the Agreement is hereby stricken in its entirety and the following substituted therefor:

                 "3.1(e) UTILITY AVAILABILITY. Satisfactory evidence that all necessary utility services (including storm drains and electricity) are available in sufficient quantity for the Intended Use of the Property and that the provision of said services is in conformity with applicable zoning requirements and has been approved by the appropriate municipal officials and utility companies (the "Utility Availability"). Upon determination by ______________ as to Utility Availability, but not prior to the expiration of the Confidential Investigation Period, the Property shall thereafter be deemed satisfactory to ______________ with respect to Utility Availability. The Parties recognize that during the Confidential Investigation Period, ______________ will be unable to determine the availability and sufficiency of sanitary sewer, gas and water service for the Intended Use of the Property, and that the securing of such for the Intended Use of the Property will be deemed to be a Necessary Approval to be secured during the Permitting Period."

         3. Paragraph 3.2 of the Agreement is hereby stricken in its entirety, and the following substituted therefor:

                 "3.2 EXTENSION OF CONFIDENTIAL INVESTIGATION PERIOD. In the event that ______________, in the exercise of reasonable due diligence, shall have been unable to complete the Environmental Assessment during the Confidential Investigation Period ending September 27, 1993, ______________ may, upon notice given to Grossman (the "______________ Extension Notice") on or before September 27, 1993, extend the Confidential Investigation Period to and including November 10, 1993, (the "Confidential Investigation Period As Extended") solely to complete the Environmental Assessment, and upon delivery of the ______________ Extension Notice, ______________ shall be deemed satisfied and will be conclusively deemed to have waived its rights to object as to any defect as regards the Property as of the date of the ______________ Extension Notice with respect to the Title Commitment, the Survey Conditions, the Engineering Conditions and the Utility Availability."

         4.      Paragraph 3.4 of the Agreement (other than Paragraph 3.4(a),
(b), (c), (d) and (e)) is hereby stricken in its entirety, and the following substituted therefor:

                 "3.4 PERMITTING PERIOD - NECESSARY APPROVALS. Upon expiration of the Confidential Investigation Period or the Confidential Investigation Period As Extended, and provided that the Agreement has not been terminated by ______________ pursuant to the provisions of paragraph 3.3, ______________ shall on the Closing Date close the transactions provided for in this Agreement and tender the Purchase Price to Grossman, provided, however, that (i) the representations and warranties made by Grossman set forth herein are true on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, (ii) the conditions precedent to ______________'s obligations to close set forth in paragraphs 3.1(a), (b), (c), (d), (e) and
                 (f), deemed satisfactory to ______________ at the commencement of the Permitting Period, have not changed, and (iii) ______________ shall, in the exercise of reasonable due diligence (including the expenditure of the Necessary Approval Costs as provided herein), have been able to secure or obtain Final Approval in or within seven hundred thirty (730) days following the expiration of the Confidential Investigation Period or the Confidential Investigation Period As Extended (the "Permitting Period") of the following approvals (collectively, the "Necessary Approvals"):"

         5. Paragraph 3.4(e) of the Agreement is hereby stricken in its entirety, and the following substituted therefor:

                 "3.4(e) ENVIRONMENTAL AND MISCELLANEOUS APPROVALS. ______________ shall have received satisfactory evidence that it shall be able to secure all environmental licenses, building permits and Final Approvals from any other applicable governmental authorities which are required for the improvement and operation of the Property for the Intended Use including, but not limited to, any and all required permits and approvals from the Massachusetts Department of Environmental Protection and the availability (at normal and customary rates and charges) of sufficient quantities of sanitary sewer, gas and water for the Intended Use of the Property."

         6. Paragraph 4.1 of the Agreement is hereby stricken in its entirety, and the following substituted therefor:

                 "4.1     NECESSARY APPROVAL COSTS.  During, but not prior to
                 the commencement of the Permitting Period, ______________ shall expeditiously and with reasonable due diligence, seek and prosecute any and all applications for Necessary Approvals, including the taking of any appeals from the denial of any such Necessary Approvals. Grossman shall, at no cost or expense to Grossman, assist ______________ in its efforts to obtain all such Necessary Approvals, and Grossman shall furnish, execute, acknowledge and deliver such instruments and take such actions as ______________ may reasonably request from time to time in order to obtain such Necessary Approvals or to otherwise facilitate the terms of this Agreement. ______________ shall be responsible for the payment of all costs incurred in pursuing such Necessary Approvals and shall expend in the exercise of due diligence up to One Million and No/100 Dollars ($1,000,000) for costs which shall include, but not be limited to, traffic studies, environmental impact reports, ecological or biological studies, surveys, engineering drawings, travel and related costs, document preparation and review, fees and costs of attorneys and consultants, but not including any in-house administrative or overhead costs of ______________ (collectively the "Necessary Approval Costs"), provided, however, that ______________ shall be obligated to expend only such portion of the Necessary Approval Costs as shall be required for the prosecution through final appeal of the denial of any Necessary Approval."

         7.      The following paragraph 5.6 shall be added to the Agreement:

                 "5.6 RECORDING/PERFECTION OF NECESSARY APPROVALS. Grossman recognizes and consents to the recording or filing by ______________, upon prior advance notice to Grossman, with the Registry of Deeds for Norfolk County (or other appropriate governmental office) of any Necessary Approval, or abstract thereof, required to be so recorded or filed prior to the Closing Date in order to maintain and preserve the validity of such Necessary Approval."

         8. Exhibit D to the Agreement, being the Business Operations Plan is attached to this First Amendment.

         9. In all other respects, the Parties do hereby ratify and confirm the remaining terms and provisions of the Agreement.


                 IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be executed on its behalf by an officer thereunto duly authorized as of September 2, 1993.


                                                     GROSSMAN INC., a Delaware
                                                     corporation

                                                     By:________________________


                                                     Its:_______________________


                                                     ______________, a _________
                                                     corporation

                                                     By:________________________


                                                     Its:  Vice President

           SECOND AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE



         Second Amendment to Agreement for Purchase of Real Estate ("Second Amendment") made and entered into as of September 29, 1993, by and between GROSSMAN'S INC., a Delaware corporation (hereinafter referred to as "Grossman"), having an address at 200 Union Street, Braintree, MA 02184, and ______________, a _____________ corporation (hereinafter referred to as "______________"), having its principal offices at ___________________.
Grossman and ______________ may be referred to individually as a "Party" and collectively as the "Parties".


                                   RECITALS:

                 The Parties entered into an Agreement for Purchase of Real Estate dated as of May 14, 1993 (the "Agreement").

                 The Parties entered into a First Amendment to Agreement for Purchase of Real Estate dated as of September 2, 1993 (the "First Amendment").

                 The Parties acknowledge that the Confidential Investigation Period has concluded, and the Permitting Period has commenced.

                 The Parties desire to amend and otherwise ratify and confirm the remaining provisions of the Agreement and First Amendment as set forth in this Second Amendment.

                 Capitalized terms not otherwise identified in this Second Amendment shall have the meaning given in the Agreement.

                 NOW, THEREFORE, in consideration of and in reliance on the mutual representations, warranties, covenants, and agreements made herein and the mutual benefits to be derived therefrom, the Parties hereto represent, covenant and agree as follows:

         1. COMMENCEMENT OF PERMITTING PERIOD. The Parties agree and acknowledge that the Confidential Investigation Period has concluded, and the Permitting Period has commenced as of the date hereof.

         2. OIL SEPARATOR SYSTEM. The Parties have jointly identified an area of the Property proximate to the "Co-Op Services Building" (the "Building"), as indicated on the plan attached hereto as Exhibit A, prepared by GZA GeoEnvironmental, Inc., which area contains an underground oil separator system and entrance and exit piping, which, together with adjacent soils contains undefined quantities of Hazardous Substances, as well as unknown quantities of Hazardous Substances released from or contained within the oil separator system and piping thereto (collectively the "Oil Separator System"). It is agreed that the Hazardous Substances contained in the Oil Separator System shall be deemed for purposes of paragraph 5.1(e) of the Agreement, to have been released on, under or about the Property following the commencement of the Permitting Period and shall, pursuant to paragraph 5.1(e), be deemed the responsibility of Grossman. The Parties further agree that unless required by the Massachusetts DEP (or as its authority may be delegated pursuant to applicable law) as part of any remediation of the Oil Separator System (it being agreed that Massachusetts DEP shall be notified of the intent to demolish the Building), no excavation or removal of the floor comprising the Building shall be undertaken by Grossman prior to the Close of Escrow of the Agreement. If excavation or removal of the floor comprising the Building shall be required by the Massachusetts DEP (or as its authority may be delegated pursuant to applicable law) as part of remediation of the Oil Separator System, but may be delayed pending demolition of the Building until after Close of Escrow, Grossman shall proceed upon the Close of Escrow to cause such excavation or removal and remediation under the floor of the Building to be undertaken pursuant to paragraph 5.1(e) of the Agreement in which event the Parties shall proceed pursuant to paragraph 5.1(e)(y) of the Agreement.

         3. ENVIRONMENTAL CONDITIONS. Pursuant to paragraph 3.1(b) of the Agreement ("Environmental Conditions"), ______________ agrees that as of the date hereof, being the commencement of the Permitting Period (as defined in paragraph 3.4 of the Agreement), the Property is deemed satisfactory by ______________ with respect to the Environmental Conditions other than (i) the Oil Separator System, (ii) the current ongoing remediation of Hazardous Substances by Bay Colony Railroad Corporation on a railroad siding on the northerly end of the Property as defined as "Spill Area Number 1" on a Plan of the Property prepared by ERM- New England, Inc. dated February 23, 1993, (iii) the current ongoing remediation of Hazardous Substances in the immediate vicinity of soil boring ERM-3 located in the central portion of the Property and as more specifically designated in the current draft of the Limited Phase II Environmental Assessment being prepared by ERM-New England, Inc., and (iv) Hazardous Substances which are placed or disposed of in, on or under the Property following the date hereof pursuant to paragraph 5.1(e) of the Agreement.

         4. COVENANT. Reference is made to a "Covenant" dated as of January 2, 1980 by Grossman Industrial Properties, Inc. et al with the Town of Braintree, Massachusetts, recorded at the Registry of Deeds for Norfolk County at Book 5705, Page 322 (the "Covenant"). With respect to paragraph 9 of said Covenant, Grossman agrees to undertake, at Grossman's sole cost and expense and in the exercise of reasonable efforts, to secure and record a "Certificate of Release of Lots" issued by the Planning Board of the Town of Braintree (the "Release"). Grossman shall, in the exercise of reasonable efforts as aforesaid, appeal any denial or prosecute a refusal to issue such Release by the Town of Braintree, and Grossman shall indemnify and hold ______________ harmless from any cost or expense required to otherwise comply with such Covenant in order to secure such Release. The pendency of any request or action brought by Grossman to secure such Release shall not delay the Close of Escrow, but following Close of Escrow, Grossman shall continue to utilize reasonable efforts to secure the Release, and Grossman's indemnification of ______________ as contained in this paragraph 4 of the Second Amendment shall survive the Close of Escrow.

         5. TITLE COMMITMENT. Pursuant to paragraph 3.1(a) of the Agreement ("Title Commitment"), ______________ agrees that as of the date hereof, being the commencement of the Permitting Period (as defined in paragraph 3.4 of the Agreement), the Property is deemed satisfactory by ______________ with respect to the Title Commitment issued by Lawyers Title Insurance Company (Title Commitment Instrument No. 123279) for ALTA Owner's Policy Number 85-00-980854, other than the Schedule B Part I Exceptions contained in such Title Commitment and the Release of the Covenant as contained in paragraph 4 of this Second Amendment.

         6. SURVEY, ENGINEERING AND UTILITIES. With respect to the commencement of the Permitting Period, ______________ agrees that the Property is deemed satisfactory to ______________ with respect to the Survey Conditions, Engineering Conditions and Utility Availability, all as set forth at paragraphs 3.1(c),(d) and (e) of the Agreement respectively (as amended by the First Amendment and Second Amendment).

         7. AFFIRMATION. In all other respects, the Parties do hereby ratify and confirm the remaining terms and provisions of the Agreement and First Amendment.


                 IN WITNESS WHEREOF, each Party hereto has caused this Second Amendment to be executed under seal on its behalf by an officer thereunto duly authorized as of September 29, 1993.


                                                     GROSSMAN INC., a Delaware
                                                     corporation

                                                     By:________________________
                                                        Robert L. Flowers, its
                                                        Executive Vice President
                                                        hereunto duly authorized


                                                     __________, a _____________
                                                     corporation

                                                     By:________________________

                                                     Its:  Vice President

            THIRD AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE



         Third Amendment to Agreement for Purchase of Real Estate ("Third Amendment") made and entered into as of June ___, 1995, by and between GROSSMAN'S INC., a Delaware corporation (hereinafter referred to as "Grossman"), having an address at 200 Union Street, Braintree, MA 02184, and ______________, a ___________ corporation (hereinafter referred to as "______________"), having its principal offices at _____________. Grossman and ______________ may be referred to individually as a "Party" and collectively as the "Parties".


                                   RECITALS:

                 The Parties entered into an Agreement for Purchase of Real Estate dated as of May 14, 1993 (the "Agreement").

                 The Parties entered into a First Amendment to Agreement for Purchase of Real Estate dated as of September 2, 1993 (the "First Amendment").

                 The Parties entered into a Second Amendment to Agreement for Purchase of Real Estate dated as of September 29, 1993 (the "Second Amendment").

                 The Parties desire to further amend and otherwise ratify and confirm the remaining provisions of the Agreement as set forth in this Third Amendment.

                 Capitalized terms not otherwise identified in this Third Amendment shall have the meaning given in the Agreement, as amended to date.

                 NOW, THEREFORE, in consideration of and in reliance on the mutual representations, warranties, covenants, and agreements made herein and the mutual benefits to be derived therefrom, the Parties hereto represent, covenant and agree as follows:

         1. PURCHASE PRICE/DEPOSIT. Paragraphs 2.1 and 2.2 of the Agreement are hereby stricken in their entirety and the following substituted therefor:


                 "2.1 PURCHASE PRICE. The Parties agree and acknowledge that the Purchase Price of the Property is Thirty-two Million and No/100 Dollars ($32,000,000), which shall be paid to Grossman as follows:

                                  (a) $200,000 DEPOSIT. Grossman acknowledges receipt of Two Hundred Thousand and No/100 Dollars ($200,000) paid as a deposit by ______________ at the expiration of the Confidential Investigation; and

                                  (b)  $2,000,000 ADDITIONAL DEPOSIT.  Two
                 Million Dollars ($2,000,000) (the "ADDITIONAL DEPOSIT") shall be paid to Grossman within ten (10) days of the date of the waiver or satisfaction of the "______________ Determination" (as defined in Paragraph 3 of the Third Amendment); and

                                  (c)  $14,000,000 PAYMENT.  On the Closing
                 Date ______________ shall deliver to Grossman, in immediately available funds in

                 Boston, Massachusetts the sum of Fourteen Million and No/100 Dollars ($14,000,000); and

                                  (d)  $15,800,000 BALANCE OF PURCHASE PRICE.
                 The balance of the Purchase Price in the amount of Fifteen Million Eight Hundred Thousand and No/100 Dollars ($15,800,000) shall be paid to Grossman on Closing by delivery to Grossman of ______________'s promissory note in the amount of Fifteen Million Eight Hundred Thousand and No/100 Dollars ($15,800,000) (the "______________ NOTE") in the form attached hereto as Exhibit X. The ______________ Note shall provide for payment of (i) Eight Million and No/100 Dollars ($8,000,000) of the principal balance, without interest, on the earlier of (x) the date of transfer by deed of all or such portion of the Land or space within any building(s) constructed on the Property following the Closing Date as part of the Shopping Center, in which event ______________ shall pay such portion of the $8,000,000 as relates prorata to the total Land comprising the Property or the total square footage of building space set forth on the approved site plan, as the case may be, or (y) 480 days following the Closing Date (alternatively the "INITIAL PAYMENT DATE"), and (ii) Seven Million Eight Hundred Thousand and No/100 Dollars ($7,800,000) or such amount of the ______________ Note remaining outstanding, on the date which is 720 days following the Closing Date (the "FINAL PAYMENT DATE"), together with interest thereon at an "Annual Rate" (as hereinafter defined) computed from the date which is 480 days following the Closing Date to the Final Payment Date. The "ANNUAL RATE" shall be an annual rate of interest equal to the Prime Rate charged by the Bank of Boston from time to time, plus one percent (1%). Any payment of the ______________ Note not paid when due shall bear interest at twelve percent (12%) per annum commencing on the fifth business day following notice from Grossman to ______________."

         2. WAIVER OF CONDITIONS PRECEDENT - NECESSARY APPROVALS. Other than with respect to Paragraph 3 of this Third Amendment, ______________ acknowledges satisfactory completion or waiver of:

                                  (a)  CONDITIONS PRECEDENT.  Any and all
                 conditions precedent to ______________'s obligations to close the transactions contemplated by this Agreement, including without limitation, as set forth at Section 3.1(a),(b),(c),(d),(e) and (f) of the Agreement, provided, however, that title to the Property shall conform to the Title Commitment and no Hazardous Substances are placed on or about the Property, all as set forth in Sections 3.1(a) and 3.1(b) of the Agreement; and

                                  (b)  NECESSARY APPROVALS.  All Necessary
                 Approvals set forth at Section 3.4(a),(b),(c),(d) and (e) of the Agreement. Further, ______________ waives its right to terminate the Agreement pursuant to the provisions of Section 3.5 of the Agreement.

         3. MBTA/CONRAIL EASEMENT. The Parties acknowledge discussions with the Massachusetts Bay Transportation Authority ("MBTA") regarding a possible taking by eminent domain (or deed in lieu thereof) of an access easement across the Property from Grossman Drive to the MBTA/Conrail railroad yards (the "RAILROAD LAND") situated westerly of the Property; said access easement being for ingress and egress by motor vehicle(s) in connection with a proposed Conrail facility known as the "Braintree Public Delivery Freight Yard" (the "ACCESS EASEMENT TAKING"). Grossman acknowledges that ______________'s obligation to purchase the Property on the Closing Date is contingent solely upon ______________'s determination in the exercise of reasonable judgment that the Access Easement Taking will not occur (the "______________ DETERMINATION"), ______________ acknowledging that the ______________ Determination will be satisfied by MBTA's confirmation, without material modification, of the state of facts and conclusions set forth in the letter dated May 24, 1995 from Kenneth B. Hoffman, Esquire to the MBTA, attached hereto as Exhibit Y.

         4.      EMINENT DOMAIN TAKINGS AFFECTING THE PROPERTY.
Notwithstanding the provisions of Paragraph 3 of this Third Amendment or the Title Commitment as provided in Section 3.1(a) of the Agreement, ______________ acknowledges that it has no objection to and will purchase the Property in conformance with the Agreement, without reduction in the Purchase Price payable to Grossman in the event of a taking(s) by eminent domain (or deed(s) in lieu thereof) of easements as follows (collectively the "EMINENT DOMAIN TAKING(S)"):

                 (a)  RADIUS TAKING.   A possible taking by MBTA of a portion
of the Property adjacent to the Railroad Land to permit the installation and maintenance of cul-de-sac turnaround on the Railroad Land and that portion of the Property taken by eminent domain, said cul-de-sac turnaround being part of the Braintree Public Delivery Freight Yard to be located on the Railroad Land, ingress and egress to and from which is via the existing roadway at the southerly end of Grossman Drive, all as shown in concept on a plan prepared by Sverdrup Corporation; and

                 (b) PARCEL ML-50. A possible taking by MBTA of some 947+S.F. of land shown on a plan entitled "Land Acquisition Plan, Town of Braintree, Norfolk County, Massachusetts, Plan No. 105644, as prepared by Bryant Associates, Inc., for the Massachusetts Bay Transportation Authority dated February 14, 1991, Revised May 22, 1995"; and

                 (c) PARCEL ML-50A. A possible taking by MBTA of some 886+S.F. of land shown on a plan entitled "Land Acquisition Plan, Town of Braintree, Norfolk County, Massachusetts, Plan Nos. 105644, 105645, 105646, as prepared by Bryant Associates, Inc., for the Massachusetts Bay Transportation Authority dated February 14, 1991, Revised May 22, 1995"; and

                 (d) PARCEL ML-51. A possible taking by MBTA of some 4,810+S.F. of land shown on a plan entitled "Land Acquisition Plan, Town of Braintree, Norfolk County, Massachusetts, Plan Nos. 105644, 105645, 105646, as prepared by Bryant Associates, Inc., for the Massachusetts Bay Transportation Authority dated February 14, 1991, Revised May 22, 1995"; and

                 (e) MBTA SLOPE EASEMENT. Some 9,800+ S.F. of land shown on a Plan consisting of two (2) sheets entitled "Braintree Yard R.O.W./Easement Plan-Sheet 3" and "Braintree Yard R.O.W./Easement Plan-Sheet 4", both dated March 31, 1995, prepared by Sverdrup Corporation for the M.B.T.A., as shown on said Plan. The area subject to the slope easement would include Parcel ML-50A and Parcel ML-51 and would together total some 14,776+ S.F.

______________ further agrees, without waiving or prejudicing its statutory rights to seek and claim damages occasioned by any Eminent Domain Taking(s), not to assert such damage claim prior to Closing.

         5. TRAFFIC REMEDIATION SURETY. The Parties acknowledge Condition 132 of the site plan conditions approved by the Town of Braintree Planning Board (a copy of which is attached hereto as Exhibit 1) requires ______________, as "Applicant" to post with the Planning Board surety in the amount of $425,000 (the "BOND") " . . . to guarantee any additional traffic improvements and/or mitigation that may be required under Conditions 128 and 129 above." (the "TRAFFIC REMEDIATION"). The Parties agree that on or before the Closing Date (i) ______________ shall post the first $250,000 of surety of such Bond, and if required, fund the first $250,000 of such Traffic Remediation, and (ii) Grossman shall post the last $175,000 of surety of such Bond, and if required, fund the last $175,000 of such Traffic Remediation.

         6. CLOSING DATE. Sections 8.1 and 8.2 of the Agreement are hereby stricken in their entirety and the following substituted therefor:

                 "8.1. CLOSING DATE - ______________ DETERMINATION. ______________ shall, within thirty (30) days after execution of this Third Amendment, notify Grossman in writing (the "STATUS NOTICE") as to (i) the status of the Access Easement Taking, and (ii) whether the ______________ Determination has been satisfied or waived.

                          (a)     EFFORTS TO SATISFY ______________
                          DETERMINATION. If the Status Notice indicates that the ______________ Determination has not been satisfied or waived, the Parties shall within thirty
                          (30) days of the Status Notice confer and jointly undertake all reasonable efforts to satisfy the ______________ Determination. If the ______________
                          Determination has not been satisfied or waived within forty (40) days of the Status Notice, either Party may by written notice to the other terminate this Third Amendment, whereupon this Third Amendment shall be deemed terminated, null and void and without further recourse to either Party, provided, however, that the Agreement as amended, exclusive of this Third Amendment, shall remain in full force and effect.

                          (b) ______________ DETERMINATION - CLOSING DATE. If the Status Notice indicates (or if within forty
                          (40) days of the Status Notice ______________ indicates) that the ______________ Determination has been satisfied or waived, Grossman shall commence
                          (the "COMMENCEMENT DATE") reasonable efforts to vacate the Property in not less than ninety (90) days, but in no event in more than one hundred twenty (120) days (the "VACATION PERIOD") of the date of satisfaction (or waiver) of the ______________ Determination as indicated by (i) the date of the Status Notice, or
                          (ii) the date of the notice from ______________ within forty (40) days of the Status Notice, provided, however, that if, on or before the Commencement Date, the MBTA Board of Directors votes to (or ______________ is otherwise informed that the MBTA intends to) take by eminent domain (or deed in lieu thereof) the Access Easement Taking or take by eminent domain (or deed in lieu thereof) by easement or otherwise, any portion of the Property other than the Eminent Domain Takings, ______________ may, by written notice to Grossman, terminate this Third Amendment, whereupon Grossman shall, within five (5) days of receipt of such notice of termination by ______________, return the Additional Deposit, and this Third Amendment shall be deemed terminated, null and void and without further recourse to either Party, provided, however, that the Agreement as amended, exclusive of this Third Amendment, shall remain in full force and effect. The Closing Date shall occur on a date mutually agreed upon by the Parties within fifteen (15) business days following notice by Grossman to ______________ that Grossman has vacated the Property."

         7. AFFIRMATION. In all other respects, the Parties do hereby ratify and confirm the remaining terms and provisions of the Agreement.

                 IN WITNESS WHEREOF, each Party hereto has caused this Third Amendment to be executed under seal on its behalf by an officer thereunto duly authorized as of June ____, 1995.

                                                     GROSSMAN'S INC., a Delaware
                                                     corporation

                                                     By:________________________
                                                                           , its

                                                        hereunto duly authorized

                                                     ______________, a _________
                                                     corporation


                                                     By:________________________
                                                                           , its

                                                        hereunto duly authorized

                                   EXHIBIT X
                                       TO
            THIRD AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE
                                 BY AND BETWEEN
                                GROSSMAN'S INC.
                                      AND

                                ---------------

                                PROMISSORY NOTE


$15,800,000                                                __________, 1995
                                                           Boston, Massachusetts



         FOR VALUE RECEIVED, the undersigned ______________, a corporation duly organized and existing under the laws of the State of Michigan ("______________") does hereby promise to pay to the order of GROSSMAN'S INC., a corporation duly organized and existing under the laws of the State of Delaware ("GROSSMAN"), at 200 Union Street, Braintree, MA 02184, or such other place as Grossman may designate in writing pursuant to the terms hereof, in lawful money of the United States of America, the principal amount of FIFTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS ($15,800,000) (the "PRINCIPAL AMOUNT") in accordance with the terms hereof.

         It is understood and agreed that this Promissory Note (the "NOTE") has been executed and delivered to Grossman pursuant to that certain Agreement for Purchase of Real Estate by and between Grossman and ______________, dated as of May 14, 1993, and as subsequently amended (the "PURCHASE AGREEMENT"). This
Note is in all respects subject to the provisions of the Purchase Agreement which is deemed incorporated herein by reference. All initially capitalized terms not otherwise defined in this Note shall have the meaning given in the Purchase Agreement.

         Pursuant to the Purchase Agreement and specifically Section 2.1 thereof, the Principal Amount shall be due and payable to Grossman as follows:

         (a) Eight Million Dollars ($8,000,000) of the Principal Amount shall be due and payable to Grossman, without interest, on the earlier of (i) the date of transfer by deed of all or such portion of the Land or space within any building(s) constructed on the Property following the Closing Date as part of the Shopping Center, in which event, ______________ shall pay such portion of the $8,000,000 as relates prorata to the total Land comprising the Property, or the total square footage of building space set forth on the approved site plan, as the case may be, or (ii) four hundred eighty (480) days following the Closing Date, and

         (b) Seven Million Eight Hundred Thousand Dollars ($7,800,000), or such amount of this Note remaining outstanding, shall be due and payable to Grossman, on the date which is seven hundred twenty (720) days following the Closing Date (the "FINAL PAYMENT DATE"), together with interest thereon at an "Annual Rate" (as hereinafter defined) computed from the date which is four hundred eighty (480) days following the Closing Date to the Final Payment Date. The "ANNUAL RATE" shall be an annual rate of interest equal to the Prime Rate charged by the Bank of Boston from time to time, plus one percent (1%).

Any payment of this Note not paid when due shall bear interest at the highest annual rate of interest permitted by law commencing on the fifth business day following notice from Grossman to ______________.

         At the option of Grossman, the entire outstanding balance of this Note and all accrued interest thereon shall become immediately due and payable, without notice or demand, upon the occurrence and at any time thereafter of any of the following events:

         (a) The failure of ______________ to pay in full any payment within five (5) business days after written notice of such failure delivered to ______________ in accordance with Section
                 12.1 of the Purchase Agreement; and

         (b) ______________ shall fail to maintain its existence as a Michigan corporation in good standing.

         All notices, consents, approvals and other communications provided for herein or given in connection herewith shall be validly given, made, delivered or served as provided in the Purchase Agreement.

         ______________ waives presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note and expressly agrees that this Note or any payment hereunder may be extended with or without consideration therefor, without in any way affecting the liability of
______________.

         This Note may be prepaid in whole or in part, at any time and from time to time hereof, without premium or penalty, provided that any such prepayment is accompanied by payment of all accrued and unpaid interest to the date of such prepayment.

         This Note shall be construed as a Massachusetts contract for all purposes, without exception.

         It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if, notwithstanding, interest exceeding said maximum rate shall be paid hereunder, the excess shall, at Grossman's option, be either (i) deemed a voluntary prepayment of the Principal Amount, or (ii) refunded to
______________.

         All of Grossman's rights and remedies, whether evidenced hereby or by the Purchase Agreement shall be cumulative and may be exercised singularly or concurrently.

         No delay or omission on the part of Grossman in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

         ______________ and Grossman waive the right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Note. This waiver is knowingly, intentionally and voluntarily made by Grossman and ______________.

         This Note shall be binding upon ______________ and its successors and assigns.

         The terms and conditions of this Note may not be modified or amended except in writing and signed by ______________ and Grossman.

         IN WITNESS WHEREOF, ______________ has caused this Note to be executed on its behalf under seal by an officer thereunto duly authorized as of the date and year first above written.


                                           ______________, a ___________
                                           corporation

         (SEAL)

                                           By:_____________________________


                                           Its:
                                                   hereunto duly authorized





                                   EXHIBIT Y
                                       TO
            THIRD AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE
                                 BY AND BETWEEN
                                GROSSMAN'S INC.
                                      AND

                                ---------------

           LETTER DATED MAY 24, 1995 FROM KENNETH B. HOFFMAN, ESQUIRE
                                    TO MBTA

           FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE OF REAL ESTATE



         Fourth Amendment to Agreement for Purchase of Real Estate ("FOURTH AMENDMENT") made and entered into as of June 22, 1995, by and between GROSSMAN'S INC., a Delaware corporation (hereinafter referred to as "GROSSMAN"), having an address at 200 Union Street, Braintree, MA 02184, and _______________, a ______________ corporation (hereinafter referred to as "_______________"), having its principal offices at ______________. Grossman and _______________ may be referred to individually as a "PARTY" and collectively as the "PARTIES".


                                   RECITALS:

                 The Parties entered into an Agreement for Purchase of Real Estate dated as of May 14, 1993 (the "AGREEMENT").

                 The Parties entered into a First Amendment to Agreement for Purchase of Real Estate dated as of September 2, 1993 (the "FIRST AMENDMENT").

                 The Parties entered into a Second Amendment to Agreement for Purchase of Real Estate dated as of September 29, 1993 (the "SECOND AMENDMENT").

                 The Parties entered into a Third Amendment to Agreement for Purchase of Real Estate dated as of June 16, 1995 (the "THIRD AMENDMENT").

                 The Parties desire to further amend and otherwise ratify and confirm the remaining provisions of the Agreement as set forth in this Fourth Amendment.

                 Capitalized terms not otherwise identified in this Fourth Amendment shall have the meaning given in the Agreement, as amended to date.

                 NOW, THEREFORE, in consideration of and in reliance on the mutual representations, warranties, covenants, and agreements made herein and the mutual benefits to be derived therefrom, the Parties hereto represent, covenant and agree as follows:

         1. DEED - ESCROW. Paragraph 8.3 of the Agreement is hereby stricken in its entirety and the following substituted therefor:

         "8.3.   DEED - ESCROW.  The Parties have opened an escrow with Lawyers
         Title Insurance Corporation, 225 Franklin Street, Boston, MA 02110,
         Attention: Kevin T. Creedon ("ESCROW AGENT") in order to consummate the purchase and sale of the Property on or before 2:00 p.m. on the Closing Date (the "CLOSING") in accordance with the terms and provisions hereof. The provisions hereof shall constitute joint instructions to the Escrow Agent, provided, however, that the Parties shall execute such additional instructions as requested by the Escrow Agent which are not inconsistent with the provisions hereof.

                 (a) ADDITIONAL DEPOSIT/DEED. _______________ shall, on or before 12:00 Noon, June 23, 1995, wire transfer to Escrow Agent in immediately available federal funds the Additional Deposit in the amount of Two Million Dollars ($2,000,000). Grossman shall deliver to Escrow Agent on or before 12:00 Noon,

                          June 23, 1995 the Deed, in the form of Exhibit A hereto, duly executed and acknowledged, together with any required corporate authorization. Upon receipt of the Additional Deposit and the Deed, Escrow Agent shall (i) release from escrow and transfer and deliver to Grossman the Additional Deposit, and (ii) continue to hold the Deed in escrow until the Closing Date.

                 (b) CLOSING DATE DELIVERIES. On or before 12:00 Noon on the Closing Date (A) _______________ shall deliver to Escrow Agent (i) the _______________ Note, duly executed and acknowledged, and (ii) the sum of Fourteen Million Dollars ($14,000,000) in immediately available federal funds (the "CLOSING FUNDS"), and
                          (B) Grossman shall deliver to Escrow Agent a duly authorized Tax Lien Waiver issued by the Department of Revenue of the Commonwealth of Massachusetts dated within thirty (30) days of the Closing Date. At Closing, provided all of the foregoing deliveries have been made to Escrow Agent, the remaining provisions of the Agreement, as amended, have been satisfied or waived, and Escrow Agent is committed to issue an owner's policy of title insurance to _______________ in conformity with the Title Commitment (No. 85-00-980854, dated September 27,
                          1993) excepting, however, that the Property may be subject to the Eminent Domain Takings (the "OWNER'S POLICY"), Escrow Agent shall (x) record the Deed in the appropriate records for Norfolk County, (y) issue the Owner's Policy, and (z) tender and deliver to Grossman the Closing Funds and the _______________ Note.

                 The Parties agree that all Closing adjustments shall be determined pursuant to the provisions of Section 8.4 of this Agreement and shall be made, to the extent possible, out of the Closing Funds and, otherwise, outside of Closing."

         2. AFFIRMATION. In all other respects, the Parties do hereby ratify and confirm the remaining terms and provisions of the Agreement.


                 IN WITNESS WHEREOF, each Party hereto has caused this Fourth Amendment to be executed in counterparts under seal on its behalf by an officer thereunto duly authorized as of June 22, 1995.

                                                  GROSSMAN'S INC., a Delaware
                                                  corporation


                                                  By:___________________________
                                                     Richard E. Kent,
                                                     Its Vice President
                                                     hereunto duly authorized

                                                  _______________, a ___________
                                                  corporation


                                                  By:___________________________

                                                     Its
                                                     hereunto duly authorized


                                 ACKNOWLEDGMENT

The undersigned hereby acknowledges and confirms that the undersigned will comply with the terms and provisions of the Escrow.

                                                  LAWYERS TITLE INSURANCE
                                                  CORPORATION

                                                  By:___________________________

Dated:  June ___, 1995